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Acuson Corporation                                         Exhibit 10.7
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                               ACUSON CORPORATION

             6.59% SERIES A SENIOR UNSECURED NOTE DUE APRIL 8, 2006

No.  5                                                          April 9, 1999
$5,000,000.00                                                PPN 00511#  AA 6

          FOR VALUE RECEIVED, the undersigned, ACUSON CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to NORTHERN LIFE INSURANCE COMPANY, or registered assigns, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), as hereinafter provided, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.59% per annum from the date hereof, payable quarterly on the 8th day of April, July, October and January in each year, commencing July 8, 1999, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to 8.59%.

          The Company agrees to pay the principal of this Note in five (5) installments on April 8 in each of the years 2002 through 2005, inclusive, each in the amount of ONE MILLION DOLLARS ($1,000,000.00) and one (1) final installment on April 8, 2006 in such amount, or in any case the then unpaid principal amount of this Note.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Mountain View, California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of the 6.59% Series A Senior Unsecured Notes due April 8, 2006 (herein called the "Series A Notes") in the aggregate principal amount of $71,000,000 issued pursuant to a certain Note Purchase Agreement, dated as of April 9, 1999 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Initial Purchasers named therein and is entitled to the benefits, and subject to the terms and conditions, thereof. Pursuant to the Note Purchase Agreement, the Company is also issuing 6.39% Series B Senior Unsecured Notes due April 8, 2004 in the aggregate principal amount of $4,000,000. The Company may from time to time issue additional series of promissory notes under the Note Purchase Agreement. The aggregate principal amount of all Notes issued under the Note Purchase Agreement shall not exceed
$80,000,000.   Each holder of this Series A Note shall be deemed, by its
acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 11.7 of the Note Purchase Agreement and (ii) to have made the
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representation set forth in Section 4.2 of the Note Purchase Agreement.
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          This Series A Note is a registered Note and, as provided in the Note
Purchase Agreement, upon surrender of this Series A Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series A Note for a like principal amount shall be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series A Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Series A Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          This Series A Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              ACUSON CORPORATION


     By:_____________________________________

     Name:___________________________________

     Title:__________________________________



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